UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 2, 2014 (November 25, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Complaint filed on November 25, 2014 by Certain of Caesars Entertainment Operating Company, Inc.’s 2020 Noteholders

On November 25, 2014, UMB Bank, solely in its capacity as Indenture Trustee under that certain indenture, dated as of February 14, 2012 (the “8.5% Indenture”), governing Caesars Entertainment Operating Company, Inc.’s (“CEOC”) 8.5% Senior Secured Notes due 2020 (the “8.5% Senior Secured Notes”) (the “Plaintiff”), and derivatively on behalf of CEOC, filed a lawsuit in the Court of Chancery in the State of Delaware (the “Complaint”) against Caesars Acquisition Company (“CAC”), Caesars Growth Partners, LLC (“Growth Partners”), Caesars Entertainment Corporation (“CEC”), CEOC, Caesars Entertainment Resort Properties, LLC (“CERP”), Caesars Enterprise Services, LLC (“CE Services”), Gary Loveman, Jeffrey Benjamin, David Bonderman, Donald Colvin, Kelvin Davis, Fred J. Kleisner, Eric Press, Marc Rowan, David Sambur, Lynn C. Swann, Christopher J. Williams, Jeffrey Housenbold, Michael Cohen, Eric Hession, Ronen Stauber, and Steven Winograd (the “Defendants”). The lawsuit alleges claims for actual and constructive fraudulent conveyance and transfer, insider preferences, illegal dividends, declaratory relief, breach of contract, intentional interference with contractual relations, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, usurpation of corporate opportunities, and unjust enrichment.

The lawsuit seeks (1) imposition of a receiver for CEOC; (2) avoidance and/or rescission of certain transfers and the release of CEC’s guarantee of the 8.5% Senior Secured Notes; (3) return of assets transferred in those transfers and release; (4) imposition of a constructive trust for the benefit of the assets transferred; (5) declaratory judgment that (i) no release has occurred and any such release is rescinded, (ii) CEC has breached the 8.5% Indenture by declaring the release, (iii) CEC remains liable on account of the CEC guarantee, (iv) certain transfers constitute a default under the 8.5% Indenture, and (v) CEC and the CEC board of directors intentionally interfered with the Plaintiff’s and the holders of the 8.5% Senior Secured Notes’ (the “8.5% Noteholders”) contractual relations with CEOC; (6) reinstatement of the CEC guarantee (if and to the extent it has been terminated); (7) an injunction preventing Defendants from (i) further fraudulent transfers, fraudulent conveyances, and affiliated party transactions involving the assets of CEOC or its subsidiaries, (ii) receiving illegal dividends from CEOC or its subsidiaries, and (iii) conducting further transactions outside the ordinary course of business or transfers of assets from CEOC or its subsidiaries to or for the benefit of CEC, CERP, Growth Partners, CAC, CE Services, or CEC’s two private equity sponsors, Apollo Global Management, LLC and TPG Global, LLC, as well as an injunction against further interference by CEC and the CEC board of directors with the 8.5% Noteholders’ contractual relations with CEOC; (8) declaratory judgment that (i) CEOC is insolvent, (ii) due to CEOC’s insolvency and Defendants’ misconduct, Defendants must now manage CEOC principally for the benefit of all of its constituents, including its creditors, and (iii) CEOC was insolvent at all times relevant to Plaintiff’s claims and that during such times Defendants should have been managing CEOC principally for the benefit of all of its constituents, including its creditors; (9) compensation from Defendants for CEOC’s alleged losses and damages; (10) disgorgement by CEC, CERP, CAC, Growth Partners, and CE Services of monies and/or other assets allegedly improperly obtained (or that they may obtain in the future) from CEOC; and (11) an award to Plaintiff of the costs of this action, including attorney’s fees.

The lawsuit has been assigned to the same vice chancellor handling the August 4, 2014 lawsuit. The Plaintiff has moved to expedite its claim seeking imposition of a receiver. No schedule has been set for the motion to expedite or otherwise in the lawsuit. CEOC believes this lawsuit is without merit and will defend itself vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: December 2, 2014	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary